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                                                                    EXHIBIT 99.1

For Immediate Release

March 26, 2007


              Collins & Aikman Reaches Settlements with DOJ and SEC

           DOJ Will Not Prosecute Company and SEC Will Not Assess Fine

Southfield, Mich. -- Collins & Aikman Corporation (CKCRQ) confirmed today that it had reached a non-prosecution agreement with the United States Attorney for the Southern District of New York in connection with that office's investigation into matters investigated by the Company's Audit Committee and certain other conduct undertaken by executives and employees who were in place at the Company on or before May 1, 2005. The non-prosecution agreement removes the threat of an indictment of Collins & Aikman by the United States government for any such conduct.

The Company also confirmed it had reached a settlement with the Securities and Exchange Commission (SEC). Under the settlement approved by the SEC, the Company agreed, without admitting or denying any wrongdoing, to be enjoined from future violations of the securities laws. The SEC did not impose civil monetary penalties against Collins & Aikman, noting the significant remedial steps and extensive cooperation provided by the Company. The SEC settlement was effectuated by the SEC commencing and simultaneously settling a lawsuit alleging violations of federal securities laws. The lawsuit and settlement relate to matters that were the subject of an Audit Committee investigation of, among other things, the Company's accounting for certain supplier rebates and the Company's forecasts for the first quarter 2005, as well as the Company's accounts receivable securitization facility.

"Since their inception, we have cooperated fully with the government's investigations and will continue to do so. We are pleased to put the Department of Justice and SEC investigations behind us and consider this a significant milestone as we focus on completing our restructuring activities," said John Boken, Collins & Aikman's Chief Restructuring Officer.

In a related matter, the United States Attorney for the Southern District of New York, unsealed one Indictment and four criminal Informations charging eight individuals, including former executives and employees of Collins & Aikman, with securities fraud and other related charges stemming from their investigation into accounts receivable, customer and/or supplier rebates and other matters for the fiscal years 2000-2005.

                                    * * * * *

Collins & Aikman Corporation is headquartered in Southfield, Michigan. Additional information about Collins & Aikman, the Plan of Reorganization, the Disclosure Statement, and any exhibits, when filed, will be available on the Internet at http://www.collinsaikman.com.

Cautionary Statement Concerning Forward-Looking Information

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The foregoing statements regarding a potential definitive agreement and possible sale transaction constitute "forward-looking" statements, as that term is defined by the federal securities laws. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate," "should," "continue," "predict," "preliminary," "potential" and similar words used herein. These forward-looking statements are intended to be subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual developments and results may differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. Additionally, the letter of intent identified in this press release is nonbinding and subject to numerous conditions such as completion of due diligence and negotiation of a definitive agreement.

Various factors that may affect actual outcomes and performance and results include, but are not limited to, our ability to negotiate a definitive agreement, on terms and conditions satisfactory to us and the creditors' committee, regarding the proposed sale transaction; our ability to obtain bankruptcy court approval of any such definitive agreement; general economic conditions in the markets in which the Company operates, declines in North American, South American and European automobile and light truck builds; labor costs and strikes at the Company's major customers and at the Company's facilities; fluctuations in the production of vehicles for which we are a supplier; changes in the popularity of particular car models, particular interior trim packages or the loss of programs on particular vehicle models; dependence on significant automotive customers; the level of competition in the automotive supply industry and pricing pressure from automotive customers; risks associated with conducting business in foreign countries; and increases in the price of certain raw materials, including resins and other petroleum-based products. In addition, the following may have a material impact on actual outcomes and performance and results: the results of the pending investigation; the change in leadership at the Company, the Company's ability to maintain access to its receivables facility and other financing arrangements, the Company's ability to otherwise maintain satisfactory relations with its creditors, suppliers, customers and creditors; the Company's ability to maintain current trade credit terms and manage its cash and liquidity, the Company's high leverage and ability to service its debt; and the impact of defaults under its material agreements and debt instruments.

The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue. The Company does not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

On May 17, 2005, Collins & Aikman Corporation and 37 of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Michigan. Collins & Aikman's affiliates outside the United States were not included in the Chapter 11 filing.


Contact:
David A. Youngman
Vice President Communications
(248) 728-4600
david.youngman@colaik.com



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